                                                                   Exhibit 10(r)


                              SEPARATION AGREEMENT
                              --------------------
                              Charles J. McGonigle
                              --------------------
                                 April 17, 2002
                                 --------------

LESCO, Inc. and you, Charles J. McGonigle, hereby agree that you have left your employment with LESCO, Inc. effective April 12, 2002. It is understood and agreed by you and by LESCO, Inc., that the termination of your employment is a result of the elimination by LESCO, Inc. of your position as Vice President, Special Projects with LESCO, Inc. effective April 12, 2002. LESCO has agreed to provide you with a Separation Plan, which is attached hereto and made a part hereof.

It is understood that receipt of the Separation Plan is contingent upon you returning to LESCO, Inc. all property belonging to LESCO, Inc. within thirty
(30) days of your last work day, and also contingent upon you agreeing to the terms of this Agreement.

You understand and agree that this Agreement and the Separation Plan described in this Agreement do not constitute an admission by LESCO, Inc. or any of its employees, officers, directors, representatives, or related entities of any liability to you or wrongdoing whatsoever.

You understand and agree that you will not make any derogatory, defamatory or libelous remarks about LESCO, Inc., its employees, officers, directors, representatives, related entities, or its customers. LESCO agrees that it will not make any derogatory, defamatory or libelous remarks about you. In response to any prospective employer of you contacting LESCO, Inc. as an employment reference, LESCO, Inc. will only disclose your dates of employment, final salary and positions held, and shall make no other statement.

You agree to keep the terms of this Agreement and of your Separation Plan confidential, and you will not publicize it or communicate it in any newspaper, electronic media or other public or private forum, or in any manner whatsoever. Also, you will not divulge any of LESCO, Inc.'s proprietary information, client lists or other confidential business data to its competitors or to any third parties.

You acknowledge that no promise or agreement not expressed in this Agreement has been made to you, and that this Agreement constitutes the complete agreement between you and LESCO, Inc.

In consideration of the above mentioned Separation Plan, the adequacy and receipt of which is hereby acknowledged, and except for your rights which accrue under this Agreement and the Separation Plan, LESCO, Inc. is removed from any and all liability related to or arising from your employment and/or termination of your employment. You agree that by placing your signature on this Separation Agreement you do waive and fully release LESCO, Inc., and its employees, officers, directors, representatives, and related entities from any claims, charges, actions and/or demands, known or unknown, now existing or existing in the future, relating in any way to your employment and/or arising out of your employment and/or the termination of your employment with LESCO, Inc., including, but not limited to, any claims or demands under any federal, state or local law, statute, order or ordinance, including, but not limited to, those relating to nondiscrimination in employment because of race, sex, color, national origin, age or disability. You specifically waive any rights or claims arising under the Age Discrimination in Employment Act ("ADEA"). This will not apply to rights or claims under the ADEA which arise after this Agreement is signed by you.

You promise not to sue LESCO for any reason relating to your employment with or termination from LESCO. And, if you break this promise not to sue, you agree that you waive any right to recovery under any such suit brought by you or any governmental agency on your behalf, and you also agree to pay all of LESCO's damages, costs and expenses, including LESCO's attorney's fees, in defending any such suit.

For a period of fourteen (14) months after you sign this Agreement, you shall not, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business, which competes with, is a supplier of, or is a customer of, LESCO, Inc., or any of its subsidiaries or affiliates.

You understand that you have the option to consider and reflect upon this Agreement for a period of forty-five (45) days (until June 1, 2002) before you sign it. It is advised that you consult with an attorney or any other professionals, such as accountants and financial advisors, concerning the terms of this Agreement and your entry into it. Of course, you will be responsible for your fees and costs should you choose to have an attorney and/or other professional review this Agreement.

For a period of (7) days after you sign this Agreement and return it to LESCO, Inc. you may revoke it by advising LESCO, Inc., to the attention of James W. McDevitt, in writing that you have decided to revoke it. This Agreement will not become effective until that period has expired.
Following is a listing of the names, ages and job titles of the persons at LESCO who were selected for job elimination and the offer of consideration for signing a waiver:

Names                        Ages          Job Titles
-----                        ----          ----------

Mary E. Bucy                 37            POS Planner
James R. Cope                27            Production Planning Manager
Frank E. D'Amato             38            Site Leader
David Drew                   43            SC Runner
Jennifer L. Duncan           31            Order Management Coordinator D1
Immanual E. Hargrove         32            Production Technician I-AA
Nancy L. Hawk                58            Buyer, MRO FN
Steven C. Hines              30            Acting DC Manager
Eigburt Jones                44            Production Technician I-AA
Howard T. Jones              49            Production Technician I-AA
Kenneth J. Kossin, Jr.       37            Director, Financial Systems
                                           Development
Charles J. McGonigle         43            Vice President, Special Projects
Tamara J. Millard            41            Executive Administrative Assistant
Jerry S. Moore               47            Warehouse Team Coach
Carole Pease                 44            Transportation Specialist D2
Randall L. Rampke            54            Technical Manager
William B. Scatterday        37            Process Engineer
Robert E. Trelka             50            Sr. Project Manager
Victor Vazquez               32            Transportation Coordinator
Michael N. Wilkin            29            Warehouse Technician II-BB
Szu-Chi Wu                   26            Process Engineer



LESCO, INC.                       Signature:
                                            ------------------------------------
                                            Charles J. McGonigle

By:                                         Date:
   ------------------------------                 -----------------------------
         James W. McDevitt


Date:  April 17, 2002

           ATTACHMENT TO SEPARATION AGREEMENT FOR CHARLES J. McGONIGLE
                              DATED APRIL 17, 2002

                              Charles J. McGonigle
                                 Separation Plan
                            Effective April 12, 2002


Introduction
------------

Effective April 12, 2002 your position as Vice President, Special Projects, has been eliminated.

Please review the details of the attached Separation Agreement carefully and sign on the line provided. Please return one copy of the signed agreement to Michael P. DiMino on or before June 1, 2002. You will not receive your separation pay until we receive your signed Separation Agreement and the 7-day period for revoking the agreement has expired.

Separation Pay
--------------

You will receive separation pay in a lump sum payment equal to 14 months of your monthly base salary, at the rate in effect as of April 12, 2002, which includes any and all vacation days, holidays, etc. you have accrued.

Benefit Coverage
----------------

COBRA information to extend your health care benefits will be sent directly from UMR to your home address. Your life and accidental death and dismemberment insurance will cease on April 30, 2002.

Outplacement Services
---------------------

An outplacement program has been established for you at no cost to you. This program is through LaGuardia Reynolds & Mazur located at 1717 E. 9th Street, Cleveland, OH 44114. They will provide their services for a 12-month period from the time of your initial meeting with them, at a cost to LESCO of $10,000.00.

Unemployment Compensation
-------------------------

You should contact the Bureau of Employment Services to receive a determination of benefits. LESCO will not oppose the granting of such benefits.

Company Property
----------------

You may keep the LESCO cell phone assigned to you and the phone number (440) 725-0908. LESCO will sign any documentation required by AT&T to transfer the cell phone number and rate plan (if the rate plan is transferable) for payment by you beginning on April 13, 2002.

You may purchase the LESCO lap top computer assigned to if you pay to LESCO $2,800.00, the current value of the computer.

Please return all company property and company documents, i.e., credit cards, strategic plan documents, computer disks, your lap top computer (if you do not purchase it), keys, key cards, all files and documents (including, but not limited to, all Project Ohio files and documents, the Product Supply Study files and documents, etc.), etc. to Jim McDevitt immediately. You will not receive your Separation Pay until all company property and documents are returned.

Questions
---------

Please contact Jim McDevitt should you have questions regarding this Separation Plan.

LESCO, Inc.


By:                                      Signature:
     -------------------------                       ------------------------
      James W. McDevitt                               Charles J. McGonigle


Date:    April 17, 2002                               Date:
                                                             ------------------